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Exhibit 10.2

RESTRICTED STOCK EXCHANGE AGREEMENT

        This Agreement is entered into as of August 21, 2003, by and between THE HOME DEPOT, INC. (the "Company"), a Delaware corporation, and ROBERT L. NARDELLI (the "Executive").

W I T N E S S E T H:

        WHEREAS, the Company has adopted The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan (the "Plan") which is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"); and

        WHEREAS, Executive is an officer and employee of the Company eligible to receive grants of awards of Restricted Stock and Deferred Shares under the Plan; and

        WHEREAS, on August 26, 2002, the Committee granted to Executive an award of two hundred fifty thousand (250,000) shares of Restricted Stock under the terms of the Plan (the "Restricted Stock Award); and

        WHEREAS, all of the shares of the Restricted Stock Award have not yet vested and remain subject to a substantial risk of forfeiture; and

        WHEREAS, the Committee desires to permit Executive to surrender the Restricted Stock Award in exchange a the grant of an identical number of Deferred Shares (the "Deferred Shares") and the Company's Board of Directors has reviewed and approved such exchange,

        NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Grant of Deferred Shares.    Company hereby grants to Executive an award of Deferred Shares under the Plan for two hundred fifty thousand (250,000) shares of the $.05 par value common stock of the Company, subject to the terms and conditions set forth in the Deferred Share Agreement attached hereto as Exhibit A.

        2.    Cancellation of Restricted Stock Award.    In consideration of the foregoing award of Deferred Shares, Executive (i) hereby surrenders all of his rights and interests in the Restricted Stock Agreement attached hereto as Exhibit B, and (ii) agrees that the Restricted Stock Agreement shall be cancelled by the Company and any shares held in escrow by the Company under such agreement shall be returned to and shall become the exclusive property of the Company. Executive shall be entitled to retain any dividends previously paid to him under the Restricted Stock Agreement.

        3.    Controlling Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to the choice of law principles) and any action arising out of or related thereto shall be brought in either the United States District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of Cobb County, Georgia.

        4.    Construction.    The Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

        5.    Headings.    Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

THE HOME DEPOT, INC. COMPENSATION COMMITTEE
By:	/s/ CLAUDIO X. GONZÁLEZ Claudio X. González, Chair
EXECUTIVE:
/s/ ROBERT L. NARDELLI Robert L. Nardelli

2

EXHIBIT A

DEFERRED SHARE AWARD

        This Deferred Share Award is made to ROBERT L. NARDELLI this 21st day of August, 2003, by THE HOME DEPOT, INC., a Delaware corporation.

W I T N E S S E T H:

        WHEREAS, the Company has adopted The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan which is administered by the Committee; and

        WHEREAS, Executive is an officer and employee of the Company eligible to receive an award of Deferred Shares under the Plan; and

        WHEREAS, pursuant to the Restricted Stock Exchange Agreement entered into with Executive on August 21, 2003, a copy attached hereto as Exhibit A, the Committee agreed to exchange the two hundred fifty thousand (250,000) restricted shares granted to Executive on August 26, 2002 for two hundred fifty thousand (250,000) deferred shares under the 1997 Omnibus Stock Incentive Plan;

        NOW, THEREFORE, the Committee hereby makes an award of Deferred Shares under the Plan to Executive pursuant to the following terms and conditions:

        1.    Definitions.    As used herein, the following terms shall be defined as set forth below:

          (a)   "Award" means the Deferred Share Award to Executive, as set forth herein, and as may be amended as provided herein.

          (b)   "Board" means the Company's Board of Directors.

          (c)   "Company" means The Home Depot, Inc., a Delaware corporation, with offices at 2455 Paces Ferry Road, Atlanta, Georgia 30339.

          (d)   "Cause" means that Executive has been convicted of a felony involving theft or moral turpitude, or engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to Executive's employment duties which results in material economic harm to the Company; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Executive's part shall be considered "willful" unless it is done by Executive in bad faith and without reasonable belief that his action was in the best interests of the Company; Cause shall not be deemed to exist for purposes of this Award unless: (1) a determination that Cause exists is made and approved by the Board, (2) Executive is given at least thirty (30) days' written notice of the Board meeting called to make such determination, and (3) Executive and his legal counsel are given the opportunity to address such meeting.

          (e)   "Change in Control" means the occurrence of any of the following events: (1) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, (A) the Company or any subsidiary of the Company, or (B) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or (2) during any two (2) consecutive years (not including any period beginning before the Grant Date, individuals who at the beginning of such two (2) year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control)

  whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination of the outstanding voting securities of the Company; or (4) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (f)    "Committee" means the Compensation Committee of the Board.

          (g)   "Deferred Shares" means the award of the Company's common stock to Executive set forth in Section 2.

          (h)   "Executive" means Robert L. Nardelli, the Company's Chairman, President and Chief Executive Officer.

          (i)    "Disability" means Executive's inability to substantially perform his duties under the Employment Agreement, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and Executive or, if the Company and Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association.

          (j)    "Employment Agreement" means that certain employment agreement entered into between the Company and Executive effective as of December 4, 2000.

          (k)   "Good Reason" means, without Executive's consent, (1) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 3 of the Employment Agreement, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any isolated and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive; (2) any failure by the Company to comply with any of the provisions of Sections 4 or 5 of the Employment Agreement other than an isolated and inadvertent failure not committed in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive; (3) Executive being required to relocate to a principal place of employment more than twenty-five (25) miles from his principal place of employment with the Company as of the Grant Date; (4) delivery by the Company of a notice discontinuing the automatic extension provision of Section 2 of the Employment Agreement; (5) failure by the Company to elect Executive to the position of sole Chairman of the Board in compliance with the terms of Section 3.1 of the Employment Agreement; or (6) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by the Employment Agreement.

          (l)    "Grant Date" means August 21, 2003, the date the Committee granted the award of Deferred Shares to Executive pursuant to the Restricted Stock Exchange Agreement entered into with Executive on August 21, 2003.

          (m)  "Latest Deferral Date" means December 31 of the calendar year preceding the calendar year in which the Deferred Shares vest.

          (n)   "Plan" means The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan, as amended from time to time.

        2.    Deferred Shares Award.    Company hereby grants to Executive an award of Deferred Shares under the Plan for two hundred fifty thousand (250,000) shares of the $.05 par value common stock of the Company, subject to the condition set forth herein.

          (a)   Vesting. Sixty-Two Thousand Five Hundred (62,500) Deferred Shares shall vest and become transferable on August 26, 2005; an additional Sixty-Two Thousand Five Hundred (62,500) Deferred Shares shall vest and become transferable on August 26, 2008; and the remaining One Hundred Twenty-Five Thousand Deferred Shares shall vest and become transferable upon the date on which Executive reaches age 62; provided that, except as provided in Section 2(d), Executive is employed by the Company or an Affiliate on the applicable vesting date.

          (b)   Delivery of Shares. Unless Executive has elected to defer receipt of the Deferred Shares in accordance with Section 2(c), the Company shall cause a stock certificate representing the vested portion of the Deferred Shares to be transferred to Executive as soon as practicable after each vesting date.

          (c)   Deferral. Executive may elect in writing on or before the Latest Deferral Date to defer the issuance of all or a part of such vested Deferred Shares. Any such election shall specify the date of issuance for the Deferred Shares and shall be irrevocable after the Latest Deferral Date.

          (d)   Termination of Employment; Change in Control. If (1) the Company terminates Executive's employment other than for Cause, (2) Executive, upon fifteen (15) days' prior written notice, terminates his employment for Good Reason, (3) Executive's employment terminates due to death or Disability, or (4) a Change in Control occurs while Executive is employed by the Company, any Deferred Shares that have not yet vested shall immediately vest. Unless Executive has elected pursuant to Section 2(c) to defer issuance to a later date, the Company shall issue such Deferred Shares to Executive within ten (10) days after the termination of Executive's employment.

        3.    Limitation of Rights; Dividend Equivalents.    Executive shall not have any right to transfer any rights under the Deferred Shares except as permitted by Section 4, shall not have any rights of ownership of the shares of the Company's common stock subject to the Deferred Shares before the issuance of such shares, and shall not have any right to vote such shares. Executive, however, shall receive a cash payment equal to the cash dividends paid on shares underlying outstanding Deferred Shares when cash dividends are paid to shareholders of the Company.

        4.    Transferability.    Except as otherwise provided in this Section 4, the Deferred Shares shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, whether by the operation of law or otherwise. Executive may transfer the Deferred Shares, in whole or in part, to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Executive and/or Family Members, a partnership or other entity in which all the beneficial owners are Executive and/or Family Members, or any other entity affiliated with Executive that may be approved by the Committee (a "Permitted Transferee"). Subsequent transfers of the Deferred Shares shall be prohibited except in accordance with this Section 4. All terms and conditions of the Deferred Shares, including provisions relating to the termination of Executive's employment with the Company, shall continue to apply following a transfer made in accordance with this Section 4. Any attempted transfer of the Deferred Shares prohibited by this Section 4 shall be null and void.

        5.    Adjustments.    The number of shares covered by the Deferred Shares and, if applicable, the kind of shares covered by the Deferred Shares shall be adjusted to reflect any stock dividend, stock split, or combination of shares of the Company's Common Stock. In addition, the Committee may make or provide for such adjustment in the number of shares covered by the Deferred Shares, and the kind of shares covered the Deferred Shares, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of Executive's rights that otherwise would result from (a) any exchange of shares of the Company's Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for the Deferred Shares such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Deferred Shares so replaced.

        6.    Fractional Shares.    The Company shall not be required to issue any fractional shares pursuant to this Award, and the Committee may round fractions down.

        7.    Withholding.    Executive shall pay all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Deferred Shares and any cash dividend equivalents paid thereon. Such payment shall be made in full, at Executive's election, in cash or check, by withholding from the Executive's next normal payroll check, or by the tender of Deferred Shares payable under this Award. Deferred Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company's common stock on the date such withholding obligation arises.

        8.    No Impact on Other Benefits and Employment.    This Award shall not confer upon Executive any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate Executive's employment at any time, subject to the terms of the Employment Agreement. Nothing herein contained shall affect Executive's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employment plan or program of the Company or any of its subsidiaries nor constitute an obligation for continued employment.

        9.    Plan Provisions.    In addition to the terms and conditions set forth herein, this award of Deferred Shares is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award and not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

        10.    Notice.    Any written notice required or permitted by this Award shall be mailed, certified mail (return receipt requested) or hand-delivered, addressed to Company's Executive Vice President—Human Resources at Company's corporate headquarters in Atlanta, Georgia as set forth in Section 1(c), or to Executive at his most recent home address on record with the Company. Notices are effective upon receipt.

        11.    Miscellaneous.

          (a)   Limitation of Rights.    The granting of the award of Deferred Shares shall not give Executive any rights to similar grants in future years or any right to be retained in the employ or service of the Company or to interfere in any way with the right of the Company to terminate

  Executive's services at any time or the right of Executive to terminate his or her services at any time.

          (b)   Claim and Review Procedures.    The claim and review procedures set forth in the Home Depot U.S.A., Inc. Deferred Compensation Plan For Officers are incorporated herein by reference.

          (c)   Rights Unsecured.    The Company shall remain the owner of all amounts deferred by Executive pursuant to Section 2(c) and Executive shall have only Company's unfunded, unsecured promise to pay. The rights of Executive hereunder shall be that of an unsecured general creditor of the Company, and Executive shall not have any security interest in any assets of the Company.

          (d)   Limitation of Actions.    Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the Company provides Executive with a written denial of any claim made by Executive hereunder.

          (e)   Offset.    The Company shall have the right to deduct from amounts otherwise payable under this Award all amounts owed by Executive to Company and its affiliates to the maximum extent permitted by applicable law.

          (f)    Controlling Law.    This Award shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to the choice of law principles) and any action arising out of or related thereto shall be brought in either the United States District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of Cobb County, Georgia.

          (g)   Severability.    If any term, provision, covenant or restriction contained in the Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

          (h)   Construction.    The Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof, except that this Award shall be subject to the terms and conditions set forth in the Employment Agreement between Executive and Company, if any. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

          (i)    Headings.    Section and other headings contained in the Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

THE HOME DEPOT, INC. COMPENSATION COMMITTEE
By:	/s/ CLAUDIO X. GONZÁLEZ Claudio X. González, Chair

EXHIBIT B

THE HOME DEPOT, INC.
RESTRICTED STOCK AGREEMENT

        This Restricted Stock Agreement (the "Agreement") is entered into as of the 26th day of August, 2002, by and between THE HOME DEPOT, INC., a Delaware corporation (the "Company") and ROBERT L NARDELLI ("Employee").

W I T N E S S E T H:

        WHEREAS, the Company has adopted The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan (the "Plan") which is administered by a Committee appointed by the Company's Board of Directors (the "Committee"); and

        WHEREAS, Employee is an Employee of the Company or its Subsidiary eligible to receive grants of Awards under the Plan;

        WHEREAS, the Committee has granted to Employee an award of restricted stock under the terms of the Plan (the "Award") to promote Employee's long-term interests in the success of the Company; and

        WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Employee, the parties hereto have set forth the terms of such award in writing in the Agreement;

        NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Stock Award.

        The Company hereby grants to Employee an award of 250,000 shares of the $.05 par value common stock of the Company, subject to the restrictions and other conditions set forth herein. Such shares are hereinafter referred to as the "Restricted Shares."

        2.    Restrictions.

        The Restricted Shares shall vest and become transferable as follows: twenty-five percent (25%) of the shares granted shall vest and become transferable upon the third anniversary of the date of grant; twenty-five percent (25%) of the shares granted shall vest and become transferable upon the sixth anniversary of the date of grant; and fifty percent (50%) of the shares granted shall vest and become transferable upon the date on which Employee reaches age 62. Restricted Shares that have not vested may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Restricted Shares that have not vested shall be subject to forfeiture as provided in Section 3. Upon a Change in Control of the Company (as defined in paragraph 8) all unvested Restricted Shares shall immediately vest and become transferable. In the event of termination due to death or permanent and total disability, any unvested Restricted Shares shall immediately vest and become transferable by the Employee or the Employee's estate.

        3.    Change in Employment Status.

        If Employee's employment with the Company and its subsidiaries is terminated for reasons other than death or permanent and total disability, or if Employee commences employment in a position which the Company deems to be ineligible for this restricted stock grant, any Restricted Shares which had been granted to Employee which have not yet become vested and transferable, as of the date of Employee's termination or upon Employee's commencing employment in a non-eligible position, shall be immediately forfeited by Employee.

        4.    Book Entry Account

        Within a reasonable time after the date of execution of the Agreement, the Company shall instruct its transfer agent to establish a book entry account representing the Restricted Shares in the name of Employee, provided that the Company shall retain control of such account until the Restricted Shares have become vested in accordance with the Agreement.

        5.    Stockholder Rights.

        Upon the issuance of a stock certificate representing the Restricted Shares, the Employee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made available with respect to such shares. Notwithstanding the foregoing, any stock dividends or other in-kind dividends or distributions shall be held by the Company until the related Restricted Shares have become vested in accordance with this Agreement and shall remain subject to the forfeiture provisions applicable to the Restricted Shares to which such dividends or distributions relate.

        6.    Withholding

        Employee shall pay an amount equal to the amount of all applicable Federal, state and local employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time. Such payment may be made in cash or check suitable to the Company, by withholding from Employee's normal pay, or by delivery of shares of the Company's common stock (including shares then vesting under this Agreement).

        7.    Plan Provisions.

        In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control.

        8.    Change in Control

        For purposes of this agreement, "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 ("1934 Act") as in effect at the time of such change in control, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d) (2) of the 1934 Act), is or becomes the "beneficial owner", directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the stockholders of the Company approve any merger or consolidation as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the stockholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 55% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

        9.    Miscellaneous.

          (a)    Limitation of Rights.    The granting of the Award and the execution of the Agreement shall not give Employee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or its subsidiary or interfere in any way with the right of the Company or any such subsidiary to terminate Employee's services at any time, the right of the Company or its subsidiary to assign Employee to a position that is ineligible for this restricted stock grant, or the right of Employee to terminate his services at any time.

          (b)    Severability.    If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

          (c)    Controlling Law.    This Agreement shall be construed, interpreted and applied in accordance with the law of the State of Delaware, without giving effect to the choice of law provisions thereof. Employee and the Company hereby irrevocably submit to the exclusive concurrent jurisdiction of the courts of Delaware. Employee and the Company also both irrevocably waive, to the fullest extent permitted by applicable law, any objection either may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute, and both parties agree to accept service of legal process in Delaware.

          (d)    Construction.    The Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

          (e)    Headings.    Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

        IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of day and year first set forth above.

THE HOME DEPOT, INC.

By:	/s/ FRANK L. FERNANDEZ Frank L. Fernandez Executive Vice President General Counsel and Secretary

EMPLOYEE:
By:	/s/ ROBERT L. NARDELLI ROBERT L. NARDELLI

Cc:
John L. Clendenin
Dennis Donovan

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RESTRICTED STOCK EXCHANGE AGREEMENT
DEFERRED SHARE AWARD
THE HOME DEPOT, INC. RESTRICTED STOCK AGREEMENT